Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Diversified Energy Company PLC of our report dated April 29, 2024 relating to the financial statements of Maverick Natural Resources, LLC, which appears in Diversified Energy Company PLC's Report on Form 6-K dated February 11, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 10, 2025